 Exhibit 99.2

FOR IMMEDIATE RELEASE	18444 Highland Road Baton Rouge, Louisiana 70809

Edgen Group Announces the Appointment of John J. Kennedy to the Board of Directors

BATON ROUGE, LOUISIANA (Business Wire) – January 30, 2013, Edgen Group Inc. (NYSE: EDG) a leading global distributor of specialized products including steel pipe, valves, plate, and related components to the energy and industrial infrastructure markets, today announced that John J. Kennedy has been appointed to the Board of Directors effective January 28, 2013 and will serve on the Board's audit committee and compensation committee. Mr. Kennedy will be up for re-election at the Company's 2015 Annual Stockholders Meeting.

Mr. Kennedy brings more than 35 years of energy industry experience and 14 years of distribution experience and was most recently the President and Chief Executive Officer of Wilson International, a subsidiary of Schlumberger, from May 1999 to May 2012 when it was acquired by National Oilwell Varco. While at Wilson International, he was responsible for its domestic and international distribution business of pipe, valves and fittings as well as mill, tool and safety products and services to the upstream, midstream and downstream energy industry.

He also served as Chief Financial Officer and Treasurer and in other financial positions of Smith International, Inc. from November 1986 to May 1999, when the company acquired Wilson International. Prior to November 1986, John held senior financial positions at Bow Valley Petroleum Ltd. in the United Kingdom (currently a part of Talisman Energy).

John's previous board experience includes serving as a board member of CE Franklin, a public company quoted on the Toronto and NASDAQ exchanges.  He served on the board from 1999 until April 2012, just prior to the acquisition of CE Franklin by National Oilwell Varco.

Dan O'Leary, Edgen Group's President and Chief Executive Officer stated, “We are pleased to have John join the Company's Board of Directors. John has tremendous experience in distribution and the energy markets that will provide an excellent complement to the experience of our other Board members. In addition, I believe his firsthand experience as a CEO and CFO will be invaluable to Edgen Group management as the Company continues to strive for growth and profitability to create value for shareholders.”

About Edgen Group

Edgen Group is a leading global distributor of specialized products and services to the energy sector and industrial infrastructure markets, including steel pipe, valves, quenched and tempered and high yield heavy plate, and related components. Edgen Group is headquartered in Baton Rouge, Louisiana.  Additional information is available at www.edgengroup.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements about our ability to achieve growth and profitability. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements. Our historical financial information, and the risks and other important factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition, are contained in our filings with the Securities and Exchange Commission (“SEC”), including our prospectus filed with the SEC on April 27, 2012 and in our subsequent filings with the SEC made prior to or after the date hereof. We undertake no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

Investor inquiries:

Edgen Group Inc.

Erika Fortenberry, 225-756-9868

Director of Investor Relations